Exhibit 10.23

Teledyne Technologies Incorporated

Performance Service Program

(under the 2008 Incentive Award Plan)

Summary Plan Description

January 24, 2012

This document constitutes part of a Prospectus covering securities registered under the

Securities Act of 1933. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Plan Concept

The Performance Service Program (PSP) is designed to reward executives and senior managers (“Participants”) for the achievement of the following pre-specified goals, measured over a three-year period:

Three-year aggregate operating profit

Three-year aggregate revenue

Three-year aggregate return to shareholders

Awards will be based on the goals of the corporation for all Participants.

Eligibility and Participation

Eligibility for this Plan is intended to be restricted to Participants whose actions most directly affect the long-term success of the Company. For each three-year award, participation will be determined based on nomination by the Chief Executive Officer and approval by the Personnel and Compensation Committee of the Company’s Board of Directors. The award is based on a stated percent of a Participant’s annual base salary. Participation in one cycle does not guarantee participation in any subsequent cycle.

Calculation of Targeted Performance Service Award

Awards will be denominated in cash during the Performance Period, with the Targeted Performance Service Award calculated according to the following formula:

Cash
Base Salary at Beginning	x	Target Opportunity	=	Target
Performance Period		A Percent of Salary		Cash Award

This can be illustrated as follows:

EXAMPLE

Salary Rate:	$150,000
Target Percent	100%

The Targeted Performance Service Award would be calculated as follows:

Cash
Base Salary	$150,000
X Target Percentage	X 100%

$150,000

The Personnel and Compensation Committee shall have full power to revise and adjust the Targeted Performance Service Award for a three-year cycle and the positions eligible to participate in the Plan at any time during the three-year performance period.

Performance Period

Performance will be measured over three fiscal years of the Company, with a new three-year Performance Period established every three years.

Performance Measurement

Performance will be measured based on the aggregate results over the three year Performance Period at the corporate level for all participants and will be based on the following performance measures:

•	Three-Year Aggregate Operating Profit – 40%

•	Three-Year Aggregate Revenue – 30%

•	Three-Year Aggregate Return to Shareholders – 30%

The Russell 2000 Index, in which Teledyne Technologies is included, will be used as the benchmark for return to shareholders.

At the beginning of each Performance Period, a matrix will be established and submitted for approval by the Personnel and Compensation Committee. This matrix will be used to determine the Performance Service Award the Participant is entitled to, subject to a maximum Award of 200 percent of the “Target Opportunity”.

Non-Transferability

Performance Service Awards are non-transferable.

Form of Payment

Payments from the PSP will be in the form of cash. Payments will be made over a three-year period and as soon as practicable following the approval of the award amounts by the Personnel and Compensation Committee. For example for the 2012 to 2014 Performance Period, 1/3 of the fully determined Performance Service Award would be paid in each of 2015, 2016 and 2017.

Termination of Employment

If a Participant terminates employment because of retirement, such Participant’s PSP participation will be prorated based on the number of full months of employment, divided by 36. Awards will be paid at the same time as Awards are paid to active Participants.

If a Participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s installment payment or payments will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Tax Consequences

Generally and currently taxes are not payable until the Performance Period is completed and the applicable installment is to be paid during the three-year period following the completion of the Performance Period. For U. S. Federal income tax purposes, the value of a Participant’s distribution is taxable as wages at ordinary income tax rates in the year in which it is received. State and local income tax laws generally provide for the same treatment. At the time each installment payment for a completed Performance Period is to be paid, additional information regarding taxes due will be distributed.

Additional Information

WHERE YOU CAN FIND MORE INFORMATION

As required by the SEC, the Company has filed a Registration Statement on Form S-8 relating to the 2008 Incentive Award Plan. The Registration Statements incorporate by reference certain other documents that the Company files with the SEC. Those documents are also incorporated by reference into the prospectus relating to the Incentive Plan that meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. This Information Statement is a part of the Section 10(a) prospectus. This means that the Company can disclose important information to you by referring you to the documents incorporated by reference. The information incorporated by reference is an important part of the Section 10(a) prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. This information from time to time includes statements about the risks and challenges that the Company faces, including the risks associated with an investment in the Common Stock.

By writing or telephoning the Office of the Executive Vice President, General Counsel and Secretary of the Company, you may request a free copy of:

•	the 2008 Incentive Award Plan,

•	the documents incorporated by reference into the Registration Statement and the Section 10(a) prospectus (other than certain exhibits),

•	all previously furnished Incentive Plan information documents that constitute part of the Section 10(a) prospectus, and

•	the Company’s Annual Report to Stockholders for its latest fiscal year.

You should direct your request to:

John T. Kuelbs

Executive Vice President, General Counsel

and Secretary

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, CA 91360

Telephone: 805-373-4602

Facsimile: 805-373-4621

Or

Melanie S. Cibik

Vice President, Associate General Counsel and Assistant Secretary

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, CA 91360

Telephone: 805-373-4605

Facsimile: 805-373-4610

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